Exhibit 10.1

CONSULTANCY AGREEMENT

This Agreement (the “Agreement”) is made and entered into this 18th of July, 2018 (the “Effective Date”) by and between United Utilities Authority, ltd. with its principal place of business located at 5/71 Soi Ramkhamheng 3 Soi 31 Intersection 5, Dokmai Subdistrict, Prawet District, Bangkok (“UUA”) and United Capital Consultants, Inc. with its principal place of business located at 3210 East Coralbell Avenue, Mesa, AZ 85204, USA (the “Consultant” or “UCC”) (hereinafter referred to individually as a “Party” and collectively as “the Parties”).

WHEREAS, UUA is a private utility that emphasizes renewable energy projects;

WHEREAS, the Consultant has expertise in the area of project structure and finance;

WHEREAS, UUA desires to engage the Consultant to provide management consulting and to prepare for expansion as UUA begins projects in developing countries, and the Consultant is willing to provide such services to UUA;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Engagement and Services

a.	Engagement. UUA hereby engages the Consultant to provide and perform the services set forth in Exhibit A attached hereto (the “Services”), and the Consultant hereby accepts the engagement.

b.	Standard of Services. All Services to be provided by Consultant shall be performed with promptness and diligence in a professional manner. Consultant shall provide Consultant’s own equipment and place of performing the Services, unless otherwise agreed between the Parties. UUA shall provide such access to its information, property and personnel as may be reasonably required in order to permit the Consultant to perform the Services.

c.	Representation and Warranty. Consultant represents and warrants to UUA that it is under no contractual or other restrictions or obligations which are inconsistent with the execution of this Agreement or which will interfere with the performance of the Services.

d.	Independent Contractor. The Consultant agrees that all Services will be rendered by it as an independent contractor and that this Agreement does not create an employer- employee relationship between the parties. The Consultant shall have no right to receive any employee benefits provided by UUA to its employees. Consultant agrees to pay all taxes due in respect of the Consultancy Fee and to indemnify UUA in respect of any obligation that may be imposed on UUA to pay any such taxes or resulting from Consultant’s being determined not to be an independent contractor. This Agreement does not authorize the Consultant to act for UUA as its agent or to make commitments on behalf of UUA.

e.	Equity. As UCC anticipates obtaining equity in UUA and some of UUA’s projects, UCC will retain shareholder rights in connection with shares of UUA that they own, independent of this contract. Such rights may include, but are not limited to the right to dividends, the right to vote, and the right to buy new shares.

2.	Consultancy Period

a.	Commencement. This Agreement shall commence on the Effective Date and shall remain in effect until:

I.	the completion of the Services, or

II.	the earlier termination of this Agreement as provided under Termination (The “Consultancy Period”).

b.	Term. This agreement will remain in effect for a term of ten (10) years unless otherwise terminated. This agreement shall then be renewed automatically for succeeding terms of three (3) years each until terminated. (the “Term”)

3.	Consultancy Fee and Expenses

a.	Consultancy Fee. In consideration of the Services to be rendered hereunder, UUA shall pay Consultant a Consultancy Fee at the rates and pursuant to the procedures set forth in Exhibit B (the “Consultancy Fee”).

b.	Expenses. Consultant shall be entitled to reimbursement for all pre-approved expenses reasonably incurred in the performance of the Services, upon submission and approval of written statements and receipts in accordance with the then regular procedures of UUA.

c.	Payment. The Consultant shall submit to UUA a monthly invoice detailing the Services performed and expenses incurred during the preceding month and the amount due. All such invoices shall be due and payable within thirty (30) calendar days after receipt thereof by UUA.

d.	Hourly Fees Cap. UUA shall be entitled to set a monthly cap on hourly fees. Consultant may not bill UUA hourly fees for a total amount exceeding the current cap on hourly fees, forfeits the right to bill fees exceeding the current cap, and may not carry such fees over into future months. UUA may set, remove, or change the cap on hourly fees by notifying the Consultant in writing at least five (5) days prior to the start of the following month. Said cap will be effective the following month - unless Consultant gives written consent for the change to be effective immediately - and will remain in effect for subsequent months until changed or removed.

4.	Work Product and License

a.	Work Product. In this Agreement the term “Work Product” shall mean all work product generated by Consultant solely or jointly with others in the performance of the Services, including, but not limited to, any and all information, notes, drawings, records, diagrams, processes, technology, designs, ideas, inventions, copyrights, trademarks, and trade secrets.

b.	Ownership. Consultant retains all right, title and interest in and to the Work Product. All Work Product shall be the sole and exclusive property of Consultant. Consultant warrants that it shall not knowingly incorporate into any Work Product any material that would infringe any intellectual property rights of any third party.

c.	License. The Consultant shall grant to, and UUA is hereby granted, a worldwide, royalty- free license to exploit the incorporated items, including, but not limited to, any and all copyrights, designs, trade secrets, or other intellectual property rights, in connection with the Work Product in any manner that UUA deems appropriate. UUA is not granted the right to publicly use Consultant’s name or logo in conjunction with the Work Product without prior written permission from Consultant.

5.	Confidentiality

a.	Confidential Information. In this agreement, “Confidential Information” shall mean the Work Product and all material, non-public, business-related information, written or oral, whether or not it is marked as confidential, that is disclosed or made available to the recipient, directly or indirectly, through any means of communication or observation by the disclosing party or any of its Affiliates or Representatives.

b.	Non-Confidential Information. The restrictions of this agreement on use and disclosure of Confidential Information will not apply to information that:

I.	is in or comes into the public domain without breach of this Agreement,

II.	was in the possession of a Party prior to providing Services and was not acquired by that Party from the other Party under an obligation of confidentiality or non-use,

III.	is acquired by a Party from a third party not under an obligation of confidentiality or non-use to the other Party, or

IV.	is independently developed by a Party without use of any Confidential Information of the other Party.

c.	Burden of Proof. The receiving party will have the burden of proof relating to all exceptions to the definition of Confidential Information.

d.	Confidentiality Obligation. The receiving party will hold the Confidential Information in confidence and exercise reasonable care to protect the Confidential Information from any loss or unauthorized disclosure.

e.	Non-Disclosure. A receiving party may not disclose Confidential Information to any third party, except to the extent

I.	permitted by this agreement;

II.	the disclosing party consents to in writing; or

III.	as required by Law.

f.	Use of Information. The Receiving Party may only use Confidential Information in accordance with the terms of this agreement and solely for the Project

g.	Permitted Disclosure. The receiving party may disclose Confidential Information

I.	if the disclosing party consents in writing to such disclosure, or

II.	to the receiving party’s officers, directors, employees, Affiliates, or representatives who

1.	need-to-know that Confidential Information in furtherance of the Project

2.	have been informed of the confidentiality obligations of this agreement, and

3.	agree to abide and be bound by the provisions of this agreement, or are already bound by a non-disclosure agreement containing terms and conditions consistent with the terms and conditions of this Agreement

h.	Notice. A receiving party shall notify the disclosing party if it

I.	is required by Law to disclose any Confidential Information, or

II.	learns of any unauthorized disclosure of Confidential Information.

6.	Non-Publicity

a)	Contents. Each of the Parties agree not to disclose the specific contents of this Agreement to any third party without the prior written consent of the other Party except:

I.	to its advisors, attorneys, or auditors who have a need to know such information,

II.	to its investors, potential investors, or potential financial partners,

III.	as required by law or court order,

IV.	as required in connection with the reorganization of a Party, or its merger into any other corporation, or the sale by a Party of all or substantially all of its properties or assets, or

V.	as may be required in connection with the enforcement of this Agreement.

b)	Existence. The parties may disclose the existence and nature of this agreement and the Services.

7.	Interference with Business

a.	Non-Competition. During the term of this Agreement, the parties will engage in no business or other activities which are, directly or indirectly, competitive with the business activities of the other party in areas where said party does business without obtaining the prior written consent of the party.

b.	Non-Solicitation. The Parties agree that for a period of one (1) year after termination of this Agreement, the parties shall not:

I.	divert or attempt to divert from the other Party any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, or

II.	employ, solicit for employment, or recommend for employment any person employed by the other party, during the Consultancy Period and for a period of one (1) year thereafter,

without receiving prior written permission from the party.

8.	General

a.	Entire Agreement. This Agreement constitutes the entire agreement of the Parties on the subject hereof and supersedes all prior understandings and instruments on such subject. This Agreement may not be modified other than by a written instrument executed by duly authorized representatives of the Parties.

b.	Waiver. Neither party’s failure or neglect to enforce any of rights under this agreement will be deemed to be a waiver of that party’s rights. A party’s failure or neglect to enforce any of its rights under this agreement will not be deemed to be a waiver of that or any other of its rights.

c.	Severability. If any part of this agreement is declared unenforceable or invalid, the remainder will continue to be valid and enforceable.

d.	Assignment. The Services to be performed by Consultant hereunder are personal in nature, and UUA has engaged Consultant as a result of Consultant’s expertise relating to such Services. Consultant, therefore, agrees that it will not assign, sell, transfer, delegate or otherwise dispose of this Agreement or any right, duty or obligation under this Agreement without UUA’s prior written consent.

e.	Injunctive Relief. The Parties acknowledges that a violation of Confidentiality or Interference with Business would cause immediate and irreparable harm to the other Party for which money damages would be inadequate. Therefore, should such a violation occur, the damaged Party will be entitled to injunctive relief for the other Party’s breach of any of its obligations under the said Articles without proof of actual damages and without the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for such violation, but shall be in addition to all other remedies available at law or in equity.

f.	Force Majeure. Either Party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control. The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the Parties’ respective obligations hereunder shall resume.

g.	Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of Maricopa County, United States of America, without giving effect to any choice of law or conflict of law provisions. The Parties consent to the non-exclusive jurisdiction and venue in the courts of Maricopa County in the city of Phoenix, AZ.

9.	Termination

a.	Termination on Notice. Either party may terminate this agreement for any reason on 90 calendar days’ notice to the other party.

b.	Termination for Material Breach. Each party may immediately terminate this agreement by delivering notice of the termination to the other party, if

I.	the other party fails to perform according to, or otherwise materially breaches, any of its obligations, except in cases of Force-Majeure, and

II.	the failure or breach continues for a period of 30 calendar Days’ after the injured party delivers notice to the breaching party reasonably detailing the breach.

c.	Termination for Insolvency. If either party becomes insolvent, bankrupt, or enters receivership, dissolution, or liquidation, the other party may immediately terminate this agreement.

d.	Termination Upon Expiration of Term. Either party may terminate this agreement at the expiration of the then-current term by providing 90 calendar days’ notice to the other party prior to the end of the then-current term.

e.	Termination for Force-Majeure. In the event the interruption of a Party’s obligations due to Force-Majeure continues for a period in excess of ninety (90) calendar days, either Party shall have the right to terminate this Agreement upon thirty (30) calendar days’ prior written notice to the other Party.

f.	Termination Upon Completion of the Services. If the Services have been completed, the agreement may be terminated immediately with the mutual agreement of both parties in writing.

10.	Effect of Termination.

a.	Termination. Upon the effective date of termination of this Agreement, each party’s rights and obligations under this agreement will cease immediately, except for such legal obligations, rights and duties as shall have accrued prior to the effective date of termination and except as otherwise expressly provided in this Agreement or specified in other written agreements.

b.	Survival. The parties’ obligations under articles Work Product and License, Confidentiality, Interference with Business, and Effect of Termination and all other provisions of this Agreement that by their nature extend beyond the termination of this Agreement will survive the termination of this agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have duly executed this Agreement by their authorized representatives as of the date first written above.

EXHIBIT A: Services

UUA is currently executing agreements for initial projects and acquisitions in Southeast Asia. UCC is hereby tasked with assisting UUA in reviewing and editing business plans, presentations, and other materials which will be used in initial equity fundraising.

UCC will provide assistance in coordinating the raising of capital by presenting the above-mentioned materials to investors within its network. It may also elect to invest its own capital. UUA intends to raise 10 million USD of equity funds, which will be used to secure debt financing for projects. For funds raised into UUA directly, UCC will receive a commission. For direct investments made, UCC will obtain equity in UUA with a profit sharing clause in the shareholder agreement.

UCC will also be tasked with raising initial equity funding for individual projects, in which it mau obtain equity via direct investment or may receive a commission on funds raised into UUA.

As growth occurs, UCC will be assigned by UUA to provide training and consulting, which will be billed as authorized and ordered by UUA at their own discretion; to begin at any time during the duration of this agreement.

EXHIBIT B: Consultancy Fees and Proceedures

1. Fees for capital raised by UCC on behalf of UUA:

For equity funds raised: 1% of total raised

For debt funding raised: 1.5% of total raised

Or

Direct investment of UCC’s funds for equity in UUA at a cost of $100,000 per 0.1% of equity, with a minimum investment of $50,000.

2. Fees for capital raised for individual projects:

For equity funds raised 1.25% of total raised

For debt funding raised: 1.75% of total raised

Or

Direct investment of UCC’s funds for equity in projects, to be determined and negotiated on a project by project basis

3. When ordered and designated by UUA, management consulting and training fees to be billed hourly based on actual time contributed:

Officers and Directors:	$205
Legal Specialists:	$175
Finance Specialists:	$165
Specialist Trainers:	$105
Management Consultants:	$85
Office Staff:	$25

UCC may change this list of billable rates at any time. Changes to the list will be effective the month after UUA receives written notice from UCC of the changes.

Related billable expenses will be reimbursed as pre-approved in the monthly billings for consulting.